UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2017

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)

(816) 701-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    The Board of Directors (the “Board”) of Hostess Brands, Inc. (the “Company”), approved the promotion of Andrew W. Jacobs, the Company’s Senior Vice President and Chief Customer Officer, to Executive Vice President and Chief Commercial Officer, effective June 1, 2017. In connection with such promotion, Mr. Jacobs received an increase in his annual base salary to $403,000 and his target bonus as a percentage of base salary to 75%. He also received an award of options to purchase 120,000 shares of the Company’s Class A common stock and 15,000 performance share units (“PSUs”), containing the same performance criteria as the PSUs awarded to the Company’s named executive officers in the first quarter of 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: June 6, 2017	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer